EXECUTION COPY AMENDED
AND RESTATED FEE LETTER

October 23, 2007

Navistar Financial Securities Corporation
Navistar Financial Corporation
c/o Navistar Financial Corporation
425 North Martingale Road
Suite 1800
Schaumburg, IL 60173

Re: Navistar Financial Dealer Note Master Trust, Series 2000-WC

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Fee Letter dated May 26, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Original Fee Letter"), among Navistar Financial Securities Corporation ("NFSC"), Navistar Financial Corporation ("NFC"), Bank of America, National Association and The Bank of Nova Scotia, (ii) the Amended and Restated Certificate Purchase Agreement dated as of December 27, 2004, (as amended, restated or otherwise modified from time to time, the "Certificate Purchase Agreement") among NFSC, as Seller (the "Seller"), NFC, as Servicer (the "Servicer"), Kitty Hawk Funding Corporation, as a Conduit Purchaser, Liberty Street Funding LLC (f/k/a Liberty Street Funding Corp.), as a Conduit Purchaser, The Bank of Nova Scotia, as a Managing Agent and as a Committed Purchaser, Bank of America, National Association, as Administrative Agent (the "Administrative Agent"), and Bank of America, National Association, as a Committed Purchaser and a Managing Agent and (iii) the Amendment and Waiver to Amended and Restated Certificate Purchase Agreement dated as of October 23, 2007 (the "October2007 Amendment"), by and among the parties referenced in clause (ii) above. In connection with the execution of the October 2007 Amendment and the amendments and waiver to the Certificate Purchase Agreement effectuated thereby, the parties hereto wish to amend and restate the Original Fee Letter as set forth herein. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Certificate Purchase Agreement or the Series Supplement (as defined in the Certificate Purchase Agreement). This letter is the Fee Letter referred to in the Certificate Purchase Agreement and replaces in its entirety the fee letter previously executed among the parties hereto dated as of May 26, 2006.

1. Program Rate; Non-Use Fee Rate. For purposes of the Certificate Purchase Agreement, the "Program Rate" and the "Non-Use Fee Rate" shall mean, on any day, the rate determined by reference to the table set forth immediately below.

Tier	Program Rate	Non-Use Fee Rate
Tier 1 Rating	40.0 bps	25.0 bps
Tier 2 Rating	50.0 bps	32.5 bps
Tier 3 Rating	75.0 bps	50.0 bps

"Tier 1 Rating" means that the long-term senior unsecured debt of Navistar Financial Corporation is rated Ba3 or higher by Moody's and BB- or higher by S&P, or if neither Moody's nor S&P rates the long-term senior unsecured debt of Navistar Financial Corporation but both rate the long-term unsecured debt of Navistar International Corporation, the long-term senior unsecured debt of Navistar International Corporation is rated Ba3 or higher by Moody's and BB- or higher by S&P.

"Tier 2 Rating" means that the long-term senior unsecured debt of Navistar Financial Corporation is rated by either (but not both) of Moody's and S&P and is rated Ba3 or higher if rated by Moody's or BB- or higher if rated by S&P, or if neither Moody's nor S&P rates the long-term senior unsecured debt of Navistar Financial Corporation but either (but not both) rate the long-term unsecured debt of Navistar International Corporation, the long-term senior unsecured debt of Navistar International Corporation is rated Ba3 or higher if rated by Moody's or BB- or higher if rated by S&P.

"Tier 3 Rating" means (x) neither Moody's nor S&P rates the long-term senior unsecured debt of either Navistar Financial Corporation or Navistar International Corporation or (y) the long-term senior unsecured debt of either Navistar Financial Corporation or Navistar International Corporation is rated lower than Ba3 by Moody's or is rated lower than BB-by S&P.

2.  Non-Use Fee. Each of the Seller and the Servicer agree that the Non-Use Fee (defined below) shall be payable in accordance with the terms of the Certificate Purchase Agreement and the Series Supplement.

"Non-Use Fee" means, with respect to any Distribution Period, a monthly commitment fee with respect to such Distribution Period (or portion thereof) falling in the Revolving Period equal to the product of (x) 1/12 of the weighted average of the Non-Use Fee Rates applicable over such Distribution Period times (y) the remainder of (1) the daily average of the Maximum Funded Amount in effect for such Distribution Period multiplied by 102% minus (2) the daily average Funded Amount for such Distribution Period.

The Non-Use Fee shall accrue based upon the number of days in the related Distribution Period (or applicable portion thereof) and a year of 360 days.

3.   Notwithstanding Section 4.04(a) of the Series Supplement, all fees payable to the Administrative Agent or Bank of America as a Managing Agent or any Purchaser within the KHFC Purchaser Group pursuant to the Certificate Purchase Agreement or any other Series Document shall be paid to account #XXXXXX XXXXXXX, ABA# 026 009 593, titled

"GSF Wire Clearing Account", reference "Navistar", attention: Edy Kennedy, or to such other account as may be designated by the Administrative Agent.

4.   Notwithstanding Section 4.04(a) of the Series Supplement, all fees payable to BNS as a Managing Agent or any Purchaser within the Liberty Street Purchaser Group pursuant to the Certificate Purchase Agreement or any other Series Document shall be paid to The Bank of Nova Scotia-New York Agency, account #XXXX-XX, ABA#026-002532, titled "Liberty Street Funding Corp.," or to such other account as may be designated by The Bank of Nova Scotia, as Managing Agent for the Liberty Street Purchaser Group.

5.  All fees payable hereunder to the Purchasers shall be paid prorata between the Purchaser Groups based upon their respective Funded Amounts.

The Seller and the Servicer also jointly and severally agree to pay all reasonable legal and other out-of-pocket (due diligence related) expenses of the Administrative Agent and the Managing Agents incurred in connection with the transaction, and any subsequent amendments or waivers related thereto, including the fees and expenses of counsel to the Administrative Agent and the Managing Agents.

[SIGNATURE PAGE FOLLOWS]

If you are in agreement with the foregoing, please sign and return a counterpart of this letter.

Very truly yours,

BANK OF AMERICA, NATIONAL
ASSOCIATION, as Administrative Agent and Managing Agent for the KHFC Purchaser Group

By:      /s/ WILLEM VAN BEEK
Name:      Willem Van Beek
Title:        Principal

THE BANK OF NOVA SCOTIA, as Managing Agent for the Liberty Sheet Purchaser Group
By:       /s/ MOHAMED WALJI
Name:       Mohamed Walji
Title:         Director

AGREED AND ACCEPTED:

NAVISTAR FINANCIAL SECURITIES CORPORATION

By:      /s/ JOHN V. MULVANEY, SR.
Name:       John V. Mulvaney, Sr.
Title:         V.P. CFO & Treasurer

NAVISTAR FINANCIAL CORPORATION

By:      /s/ JOHN V. MULVANEY, SR.
Name:       John V. Mulvaney, Sr.
Title:         V.P. CFO & Treasurer